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                                                                    Exhibit 10.7




                             EMPLOYMENT AND CONSULTING AGREEMENT




         AGREEMENT made as of October 1, 1993, between United Savings Bank, a savings bank organized under the laws of the Commonwealth of Massachusetts ("USB"), Vermont Financial Services Corp., a corporation organized under the laws of the State of Delaware ("VFSC"; VFSC and USB are sometimes collectively referred to herein as the "Company"), and Francis L. Lemay (the "Employee").


                              W I T N E S S E T H

         WHEREAS, USB is a wholly-owned subsidiary of West Mass Bankshares, Inc., a Massachusetts corporation ("MA");

         WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of August 24, 1993 (the "Reorganization Agreement") between VFSC and MA, MA will, as of the Effective Time (as such term is defined in the Reorganization Agreement), be merged with and into VFSC, with VFSC to be the surviving corporation;

         WHEREAS, it is a condition precedent to the obligations of VFSC to consummate the transactions contemplated by the Reorganization Agreement that Employee, the Chairman of the Board, President and Chief Executive Officer of USB, enter into an employment agreement and consulting agreement with USB and VFSC in a form mutually agreeable; and

         WHEREAS, USB and VFSC recognize the importance of Employee to USB and VFSC with respect to continuing the business heretofore conducted by USB; and

         WHEREAS, Employee has heretofore been involved in the conduct of the business of USB and is willing to agree to be employed by USB and hired by VFSC as hereinafter provided, all upon and subject to the terms and conditions herein provided.

         NOW, THEREFORE, in consideration of the premises, the consummation of the transactions contemplated by the Reorganization Agreement by VFSC and MA, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

         Section 1.  Term.

                 (a) Term as Employee. USB agrees to employ Employee, upon the terms set forth in this Agreement, for the period (the "Employment Term") commencing as of the Effective Time (as such term is defined in the Reorganization Agreement) until December 31, 1994 (the "Employment Termination Date") as President and Chief Executive Officer, and VFSC, as it will be the sole stockholder of USB as of the Effective Time, agrees as of the Effective Time to

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cause Employee to be appointed Chairman of the Board of USB until December 31,
1997, all unless sooner terminated in accordance with the provisions of Section
7.

                 (b) Term as Consultant. At the end of the Employment Term, VFSC agrees to employ Employee, upon the terms set forth in this Agreement, for the period (the "Consulting Term") commencing as of the Employment Termination Date until December 31, 1997, as a consultant for the Company, unless sooner terminated in accordance with Section 8.

         Section 2.  Compensation.

                 (a) Employment Compensation. USB agrees to pay Employee for his services during the Employment Term at an annual rate of $199,000, plus an increase not to exceed ten percent (10%) effective on April 1, 1994 (the "Base Salary"), payable in accordance with the standard practices of USB.

                 (b) Consultant's Compensation. VFSC agrees to pay Employee, for his services as a consultant during the Consulting Term, the annual fee of Twenty Five Thousand Dollars ($25,000), payable in arrears, in equal monthly installments, in accordance with the standard practice of VFSC.

                 (c) Director's Fees. So long as Employee is a Director of USB during the Consulting Term, USB shall pay him its customary directors' fees.

         Section 3.  Office and Duties.

                 (a) Office and Duties During Employment Term. During the Employment Term, Employee shall have the usual duties of the President and Chief Executive Officer and shall be responsible, subject to the Board of Directors of USB, for participating in the management and direction of the USB's business and operations, and shall perform all duties incident to such office and shall perform such specific other tasks, consistent with his position as a senior managerial employee of the USB, as may from time to time be assigned to him by the Board of Directors of USB; and he shall serve as a director and Chairman of the Board of USB until December 31, 1997.

                 (b) Duties During Consulting Term. During the Consulting Term, Employee shall perform certain consulting and advisory services as directed by VFSC, as well as all other services within Employee's area of expertise which VFSC may from time to time reasonably request (the "Consulting Services"), upon the terms and subject to the conditions set forth in the Agreement. During the Consulting Term, Employee shall devote no more than twelve (12) days per quarter as requested to the performance of the Consulting Services. During the Consulting Term, Employee will not be authorized to bind USB or VFSC except as expressly authorized in writing by USB or VFSC.




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                 (c)  Other Business Activities.  During the Employment Term
and the Consulting Term, Employee shall not directly or indirectly pursue any other business activity, without the prior written consent of USB or VFSC, which consent shall not unreasonably be withheld, delayed or conditional if such other business activity does not involve a Proscribed Activity. Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the business of USB and VFSC.

         Section 4. Expenses. Employee shall be entitled to reimbursement by USB during the Employment Term and by VFSC during the Consulting Term for expenses reasonably incurred by him in connection with the performance of his duties hereunder upon receipt of vouchers therefor in accordance with applicable requirements of the Internal Revenue Service and such procedures and policies as USB or VFSC may from time to time have in effect. Without limiting the generality of the foregoing, USB shall provide for the following expenses during the Employment Term and the Consulting Term:

                 (a) Fees and expenses incurred by Employee in connection with Employee's attendance at any banking conferences, and

                 (b) Membership fees and/or annual dues with respect to a country club.

         Section 5. Vacation During Employment Term. During the Employment Term, Employee shall be entitled to such reasonable vacations as may be allowed by USB in accordance with general practices established from time to time for personnel similarly situated and shall also be entitled to all paid holidays given by USB to its personnel similarly situated.

         Section 6. Additional Benefits. During the Employment Term and Consulting Term Employee shall be eligible to participate in all group insurance programs or other fringe benefit plans which USB may from time to time make available generally to its personnel, or for personnel similarly situated, including without limitation, Blue Cross/Blue Shield Major Medical/Comprehensive Insurance.

         Employee shall, during the Employment Term, be entitled to the full-time use of an automobile, to be supplied by USB. Reimbursement of expenses associated with such automobile shall be in accordance with such guidelines as USB shall have from time to time established for its senior executive officers.

         Section 7. Termination of Employment. Notwithstanding any other provision of this Agreement, Employee's employment during the Employment Term shall terminate or may be terminated as follows:

                 (a)  Cause.  By USB for Cause.

                 (b) Disability. By USB in the event of Employee's Disability. Any determination made in good faith by the Board of





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Directors of USB shall be final and conclusive for purposes of this Section.

                 (c)  Death.  Automatically in the event of Employee's death.

                 (d) Good Reason. By Employee for Good Reason, but only if such Good Reason (i) is of a repeated nature, (ii) is non-curable, or (iii) continues for ten (10) days (or such longer period not in excess of thirty (30) days as is reasonably required to cure such breach with diligent and good faith effort) after written notice from Employee to USB specifying the Good Reason relied on for such termination.

                 (e) Expiration. Upon expiration of the term of the Agreement as provided in Section 1.

         In the event of any termination of the employment of Employee pursuant to this Section or otherwise, anything in this Agreement to the contrary notwithstanding, USB shall not be liable to Employee (or his legal representatives) except as follows:

                 A. Cause or Early Termination by Employee. If USB shall terminate Employee's employment pursuant to the provisions of Section 7(a), or if Employee shall terminate his employment other than pursuant to the provisions of Section 7(d), USB shall have no further obligations to Employee as an employee under this Agreement, except with respect to Base Salary through the date of such termination.

                 B. Disability. If USB shall terminate Employee's employment pursuant to the provisions of Section 7(b), USB shall pay Employee (or his legal representatives) an amount equal to Employee's Base Salary through the date of such termination and such disability benefits as may be payable to Employee under any disability insurance carried by USB for the benefit of Employee.

                 C. Death. If Employee's employment shall terminate pursuant to the provisions of Section 7(c), USB shall pay the estate of Employee an amount equal to Employee's Base Salary through the date of such termination and any death benefits payable under any insurance purchased by USB for the benefit of Employee.

                 D. Good Reason or Early Termination by USB. If Employee shall terminate his employment pursuant to the provisions of Section 7(d), or if USB shall terminate Employee's employment other than pursuant to Sections 7(a), (b), (c) or (e), USB shall pay Employee his Base Salary to the end of the Employment Term as provided in Section 2(a) above.

                 E. Expiration. If the employment of Employee shall terminate pursuant to the provisions of Section 7(e), USB shall have no further obligations to Employee as an employee under this Agreement, except as provided in Subsection G hereof and except with respect to Base Salary through the date of such termination,





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such payment to be made at the times and in the manner and amounts set forth in or agreed to pursuant to the provisions of Section 2.

                 F.       Tax Withholding.  Each amount paid pursuant to this
Section 7 shall be paid after deducting such payroll and withholding deductions as are required by law.

                 G. Fringe Benefits. If USB shall terminate Employee's employment for any reason other than pursuant to the provisions of Section 7(a), or if Employee shall terminate his employment pursuant to the provisions of Section 7(d), or if Employee's employment shall terminate pursuant to the provisions of Section 7(e), USB shall, as an additional severance payment, transfer to Employee the automobile provided for in Section 6 hereof.

         Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding, the provisions of Sections 9, 10 and 11 shall survive, in accordance with their respective terms and for the respective periods, if any, therein set forth, termination of the employment of Employee pursuant to the provisions of this Section or otherwise, whether by USB, by Employee, upon the expiration of the term of this Agreement in accordance with the provisions of Section 1, or otherwise.

         Section 8. Termination of Consulting Services. Except as otherwise provided herein, Employee's Consulting Services hereunder may be terminated at any time during the Consulting Term by Employee upon thirty (30) days' prior written notice to VFSC or by written agreement of Employee and VFSC. If Employee's Consulting Services hereunder are terminated by VFSC prior to the end of the Consulting Term, except for cause, disability or death (as such terms are defined in Sections 7(a), (b) and (c) above), then Employee shall be entitled to payment of the full amount of consulting compensation as and when specified in Section 2(b) above for the full Consulting Term.

         Section 9. Confidentiality. Employee shall not, either during the period of his employment with the Company or thereafter, reveal or disclose to any person outside the Company or use for his own benefit, without the Company's specific written authorization any Confidential Information.

         Section 10.  Restriction.  Employee agrees that during the Restricted
Period:

                 (a) He will not be interested, directly or indirectly, as an investor in any other business or enterprise within the Covered Territory which is engaged in any Proscribed Activity (except as an investor in securities listed on a national securities exchange or actively traded over the counter so long as such investments are in amounts not significant as compared to his total investments and do not exceed two percent (2%) of the outstanding securities of the issuer of the same class or issue); and





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                 (b)  He will not, directly or indirectly, for his own account or as employee, officer, director, partner, trustee, principal, joint venturer, agent, adviser, consultant or otherwise, engage within the Covered Territory, in any phase of any Proscribed Activity.

         Employee further agrees that during the Restricted Period he will not, directly or indirectly, (i) solicit business of a nature included within the term Proscribed Activity from any person or business who is, or proposes to be, a customer of the Company, any Affiliate of the Company or any of their respective successors or assigns at the time of termination of his employment, or from any person or business with which the Company, any entity controlled by the Company or any of their respective successors or assigns is negotiating or holding discussions or to which it has made a proposal at the time of such termination, (ii) induce any such customer or business not to undertake, or to curtail or cancel business with the Company, any Affiliate of the Company or any of their respective successors or assigns, (iii) induce or attempt to induce any employee of the Company, any Affiliate of the Company or any of their respective successors or assigns to terminate his employment therewith, or (iv) divulge or utilize for the direct or indirect benefit (financial or other) of himself or any other Person, any Intellectual Property or any Confidential Information he has obtained or shall obtain as an employee of the Company, or which he may now possess and which he has made available to the Company.

         The term "the Company" as used in this Section (and in Section 8 and 9) shall include all subsidiaries of the Company and any other entity controlled, directly or indirectly, by the Company or any of their respective successors or assigns.

         Section 11. Certain Covenants. Employee represents and warrants to the Company that (a) he is not now under any obligations to any Person and has no other interest which is inconsistent or in conflict with this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or duties of his employment as herein set forth; and (b) he is in good health and able to perform his duties and responsibilities under this Agreement.

         Section 12. Assignment; Successors and Assigns. In the event that the Company shall be merged with, or consolidated into, any other corporation, or in the event that it shall sell and transfer substantially all of its assets to another corporation, the terms of this Agreement shall inure to the benefit of, and be assumed by, the corporation resulting from such merger or consolidation, or to which the Company's assets shall be sold and transferred. This Agreement shall not be assignable by Employee, but it shall be binding upon, and to the extent provided in Section 7 shall inure to the benefit of, his heirs, executors, administrators and legal representatives.





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         Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement, except as otherwise provided in Section 7.

         Section 13.  Specific Performance; Other Rights and Remedies.
Employee recognizes and agrees that the Company's remedy at law for any breach of the provisions of Sections 9, 10 or 11 would be inadequate, and he agrees that for breach of such provisions, the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Law. Without limiting the generality of the foregoing, in the event of a breach or threatened breach by Employee of the provisions of this Agreement, the Company shall be entitled to an injunction restraining Employee from soliciting employers, customers or suppliers, of from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any Person to whom such information has been disclosed, or is threatened to be disclosed, from engaging, participating or otherwise being connection with any business described in Section 10 or from otherwise violating the terms of this Agreement. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it or them for such breach or threatened breach, including without limitation the recovery of damages from Employee.

         Section 14. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders.

                 "AFFILIATE", when used with respect to any Person, shall mean
(i) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (ii) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly twenty percent (20%) or more on a consolidated basis of the equity or beneficial interest, (iii) any other Person which at the time owns, or has the right to acquire, directly or indirectly twenty percent (20%) or more of any class of the capital stock or beneficial interest of such Person, (iv) any executive officer or directors of such Person, and (v) when used with respect to an individual, shall include a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual.

                 "AGREEMENT" is defined in the preambles of this Agreement.

                 "BASE SALARY" is defined in Section 2 of this Agreement.





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                 "CAUSE" shall mean (a) Employee's willful or gross failure or refusal to perform the services required of him hereby, (b) Employee's willful or gross failure to carry out any proper direction by USB with respect to the services to be rendered by him hereunder or to obey reasonable rules, regulations or instructions of USB or its Board of Directors or executive officers, (c) Employee's willful or gross misconduct in the performance of his duties hereunder, (d) any other willful or gross failure by Employee to comply with any provision of this Agreement, other than an insubstantial or inadvertent failure which is not repetitive and is remedied by Employee promptly after receipt of written notice thereof by USB, (e) any act or acts of dishonesty on the part of Employee in connection with his employment intended to result in substantial personal enrichment, or (f) Employee's commission of a crime involving moral turpitude or which otherwise adversely affects USB or its business or reputation.

                 "COMPANY" is defined in the preambles of this Agreement.

                 "CONFIDENTIAL INFORMATION" shall mean any and all information (excluding information in the public domain other than as a direct or indirect result of any breach by Employee of the provisions of this Section) related to the business or businesses of the Company, any entity controlled by the Company or any of their respective successors or assigns, including without limitation:

         (a) the whole or any portion or phase of any business plans, financial information, purchasing data, supplier or customer data, accounting data, computer programs (including source codes), or other financial information;

         (b) the whole or any portion or phase of any marketing or sales information or technique, sales records, customer lists, supplier lists, prices, sales projections or other listings of names, addresses, or telephone numbers, or other sales information;

         (c) the whole or any portion or phase of any individual employee payroll, fringe benefit, salary, bonus, commission or other form of compensation information and all individual employee personnel information; and

         (d)     Intellectual Property;

whether or not any of the foregoing has been made, developed and/or conceived by Employee or by others in the employ of the Company.

                 "CONSULTING TERM" is defined in Section 1 of this Agreement.

                 "COVERED TERRITORY" shall mean any geographic area or areas in Massachusetts and Vermont in which USB, VFSC or any entity controlled by USB or VFSC or any of their respective successors or assigns engages or has engaged in business activity.





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
                 "DISABILITY" shall mean a condition which renders Employee, in his capacity as a senior executive officer of USB, and by reason of incapacity (mental or physical or both), unable, to properly perform his duties as a senior executive officer of USB for a period of not less than six (6) months during any twelve (12) month period.

                 "EMPLOYEE" is defined in the preambles of this Agreement.

                 "EMPLOYMENT TERM" is defined in Section 1 of this Agreement.

                 "GOOD REASON" shall mean:

         (a) the assignment to Employee of any duties inconsistent in any material respect with his position, authority, duties or responsibilities as contemplated in Section 3 of this Agreement or any other action by USB which results in a diminution, in any material respect, in such position, authority, duties, or responsibilities; or

         (b) a material reduction in Employee's Base Salary or the extent of Employee's entitlement to the employee benefits, expenses, fringe benefits or perquisites referred to in this Agreement, the result of which is to place Employee in a less materially favorable position as to such participation or entitlement, relative to Employee's immediate subordinate, than Employee enjoyed prior to such reduction; or

         (c) any other failure by USB to comply in any material respect with any material provision of this Agreement.

                 "INTELLECTUAL PROPERTY" shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawing, plans, systems, methods, specifications, and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by Employee solely or jointly with others during the Employment Term or the Consulting Term or within one (1) year thereafter, which relate to the manufacture, production or processing of any products developed or sold by USB or VFSC during the term of this Agreement or which are within the scope of or usable in connection with the business of USB or VFSC as it may, from time to time, hereafter be conducted or proposed to be conducted.

                 "MA" is defined in the preambles to this Agreement.

                 "PERSON" shall mean any individual or any Entity. "ENTITY" shall mean any corporation, unincorporated association, partnership, business trust, trust, joint stock company, joint





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
venture or other organization, entity or business, or any governmental authority.

                 "PROSCRIBED ACTIVITY" shall mean the banking and financial service businesses engaged in by the Company or any entity controlled by the Company or any of their respective successors or assigns, from time to time or at any time during the Employment Term or the Consulting Term (or, if termination of employment occurs before the expiration of the term of employment hereunder, then such time period prior to such termination). Anything in this definition to the contrary notwithstanding, the purpose and intent of the restrictions of this Agreement which relate to Proscribed Activities are intended to protect the Company from losing revenue or income from its sales and services relating to banking and financial services by the deliberate or intentional actions of the Employee if, during the applicable Restricted Period, he joins, forms, becomes an employee of or otherwise affiliated with, or acts as a consultant or agent for, any other Person that is a competitor of the Company.

                 "REORGANIZATION AGREEMENT" is defined in the preambles to this Agreement.

                 "RESTRICTED PERIOD" shall mean the period commencing as of the Effective Time and ending on the termination of the Consulting Term.

                 "USB" is defined in the preambles to this Agreement.

                 "VFSC" is defined in the preambles to this Agreement.


         Section 15. Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement), except to the extent, if any, otherwise specifically set forth in this Agreement.

         Section 16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter, including, without limitation, that certain Employment Agreement between West Mass Bankshares, Inc. and USB and Employee dated November 13, 1986.

         Section 17. Waivers; Amendments. Anything in this Agreement to the contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either





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retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.

         Section 18. Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         If to Employee, at:

                 Francis L. Lemay
                 c/o United Savings Bank
                 45 Federal Street
                 Greenfield, Massachusetts 01301

                          Facsimile:  (413) 774-4807

           with a copy to:

                 Muldoon, Murphy & Faucette
                 5101 Wisconsin Avenue, N.W.
                 Washington, DC 20016

                          Attention:  John J. Gorman, Esquire

                                  Facsimile:  (202) 363-5068


         If to USB or VFSC, at:

                 Vermont Financial Services Corp.
                 100 Main Street
                 Brattleboro, Vermont 05301

                          Attention:  John D. Hashagen, Jr., President

                                  Facsimile:  (802) 254-4472

           with a copy to:

                 Sullivan & Worcester
                 One Post Office Square
                 Boston, Massachusetts 02109

                          Attention:  Christopher Cabot, Esquire

                                  Facsimile:  (617) 338-2880





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or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         Section 19. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         Section 20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         Section 21. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 22. Certain Terminology. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

         Section 23. Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         Section 24. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall, subject to the provisions of Section 13, be settled by arbitration





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
in accordance with the then existing rules of the American Arbitration Association before a panel of three (3) arbitrators in Brattleboro, Vermont and the parties hereto agree that any judgment, settlement or award rendered by such arbitrators shall be a final and binding determination as to such matter or matters and may be entered in any court having jurisdiction thereof. The Company and Employee shall share the costs of such arbitration equally; provided, however, that if the result of such arbitration is to resolve the dispute subject thereto in favor of Employee, then the Company shall reimburse Employee for reasonable fees and expenses incurred by him in connection with such arbitration.

         Section 25. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the applicable laws of the United States of America and the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

         Section 26. Termination of Reorganization Agreement. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall terminate in full and be deemed null and void ab initio if the Reorganization Agreement is terminated prior to the Effective Time (as defined therein) in accordance with its terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                        VERMONT FINANCIAL SERVICES CORP.


                                        By:  /s/ J. D. Hashagen, Jr.
                                           -------------------------------
                                           Name:  J. D. Hashagen, Jr.
                                           Title:  President


                                        UNITED SAVINGS BANK


                                        By:  /s/ Allyn W. Coombs
                                           -------------------------------
                                           Name:  Allyn W. Coombs
                                           Title:  Personnel Committee



                                             /s/ Francis L. Lemay
                                           -------------------------------
                                           Francis L. Lemay





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